UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Bridgeway Funds, Inc.

(Names of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Take Action. Vote Today.

Dear Small-Cap Growth Fund Shareholder:

A Special Meeting of Shareholders is scheduled for September 22, 2021 for the Small-Cap Growth Fund’s shareholders to vote on a Plan of Reorganization between the Small-Cap Growth Fund and the Small-Cap Value Fund, each a series of the Bridgeway Funds, Inc. (“Bridgeway Funds”), which will have the effect of reorganizing the Small-Cap Growth Fund with and into the Small-Cap Value Fund (the “Reorganization”).  The Board of Bridgeway Funds, including the independent directors, believe that the Reorganization is in the best interests of each Fund and will not result in the dilution of the interests of the existing shareholders of either Fund.

You have previously received proxy materials in connection with the Special Meeting. According to our latest records, your Proxy Vote for this meeting has not yet been received.  A majority of outstanding shares of the Small-Cap Growth Fund must vote favorably in order for the proposal to be approved, which means your vote is very important regardless of the number of shares you own.

The Board of Bridgeway Funds recommends that you vote FOR the Reorganization.

Voting is easy. You may use any one of the below options to ensure your vote is promptly recorded in time for the Special Meeting on September 22nd.

1.
Call a proxy specialist now at 1-855-928-4495.  Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET.  You can also call the toll-free touchtone voting number located on your proxy card, enter the control number and follow the prompts.

2.
Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package.  If convenient for you, please call us so that your vote will be received in time for the Special Meeting on September 22nd.

3.	Vote by Internet at www.proxyvote.com and enter the control number on the voting instructions form and follow the prompts.

Please help by taking a couple minutes now to vote your shares.   Thank you in advance for your help.

Sincerely,

Tammira Philippe, CFA
President, Bridgeway Funds, Inc.

August 20, 2021

URGENT

Dear Shareholder of the Small-Cap Growth Fund, a series of Bridgeway Funds, Inc.:

We have attempted to contact you regarding an important matter pertaining to Bridgeway Small-Cap Growth Fund.

Please contact us immediately at 1- 855-928-4495 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time and Saturday through Sunday between the hours of 10:00 a.m. to 6:00 p.m. Eastern Time.

This matter is very important and will take only a moment of your time.

Broadridge Financial Solutions has been engaged by Bridgeway Small-Cap Growth Fund to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Michael Collins
Vice President and General Manager